Exhibit 99.1
Xencor to Receive $105 Million From Alexion to Resolve Ultomiris® U.S. Royalty Matter
-- Agreement with Alexion resolves previously disclosed dispute regarding U.S. royalties --
-- Ex-U.S. royalties remain unchanged --
PASADENA, Calif.--July 29, 2026-- Xencor, Inc. (NASDAQ:XNCR) (“Xencor”), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and autoimmune diseases, today announced its agreement with Alexion Pharma International Operations Limited, an Irish limited company (“Alexion”), to resolve a commercial dispute related to U.S. royalties on Ultomiris® (ravulizumab-cwvz) (the “Settlement Agreement”).
Under the Settlement Agreement, Xencor will receive $105 million in two equal payments, the first $52.5 million payment is anticipated in August 2026 and the second $52.5 million payment on the one-year anniversary of the executed Settlement Agreement, and Alexion will have no further obligation to pay royalties on U.S. sales of Ultomiris. Xencor expects to continue receiving royalties on ex-U.S. sales of Ultomiris under the existing terms of their license agreement.
“We are pleased to have reached a resolution that provides immediate capital and reflects the value of the U.S. royalty stream that we had previously expected through 2028,” said Bassil Dahiyat, Ph.D., president and chief executive officer of Xencor. “We have returned our operating runway estimate to extend through 2028.”
As previously disclosed, in March 2026, Alexion informed Xencor of its position that no additional royalties were owed on U.S. sales of Ultomiris and that it did not intend to make future payments related to U.S. sales. The Settlement Agreement fully resolves the dispute.
Ultomiris is a drug being developed and commercialized by Alexion Pharmaceuticals, Inc., and is its registered trademark.
Financial Guidance: Based on current operating plans, Xencor expects to have sufficient cash resources to fund research and development programs and operations through 2028. Guidance for year-end 2026 cash, cash equivalents and marketable debt securities will be updated with financial results for the second quarter of 2026.
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and multiple XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein’s structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.

Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” “indicates,” “supports,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to, statements regarding the Settlement Agreement, future royalties on ex-U.S. sales of Ultomiris under the existing terms of Xencor’s license agreement with Alexion, projected financial resources and financial guidance, including cash runway for research and development programs and operations, expectations for and estimates of future royalty revenues, the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics, the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, the risk of loss of key members of management, the risk that the fair value of our marketable equity securities will decline and the risks, uncertainties and other factors described under the heading “Risk Factors” in Xencor's Annual Report on Form 10-K for the year ended December 31, 2025 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Xencor undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.
For Investors:
Charles Liles
cliles@xencor.com
(626) 737-8118
For Media:
Cassidy McClain
Inizio Evoke
cassidy.mcclain@inizioevoke.com
(619) 694-6291